CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report  dated  March 7, 1994  accompanying  the  consolidated financial statements of Employee Solutions, Inc. for the year ended December 31, 1993, contained in the Form 10-KSB/A and referenced in the Form S-3 Registration Statement. We consent to the use of the aforementioned report as referenced in the Form S-3 Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/ Semple & Cooper, P.L.C.
Phoenix, Arizona
July 17, 1996